UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 4 TO
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10226 San Pedro Avenue San Antonio, Texas	78216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (210) 582-2664

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

MDI, Inc. ("MDI") is filing this Amendment No. 4 to the Current Report on Form 8-K  (the "Form 8-K") filed on October 23, 2007 (the "Original Filing") to revise the Unaudited Pro Forma Condensed Financial Data (“Pro Forma Statements”) of MDI, Inc. and its wholly-owned subsidiaries, FAS Construction Management, Inc. (“FAS”) and STC Holdings, Inc. (“STC”) in response to a comment letter received by MDI from the Securities and Exchange Commission dated April 16, 2008. The Pro Forma Statements have been revised to match the audited September 30, 2007 FAS financial statements.

Except as described above, all other information herein is unchanged and reflects the disclosures made at the time of the Original Filing and this Form 8-K/A does not otherwise reflect events occurring after the Original Filing or otherwise modify or update these disclosures.  Accordingly, this Form 8-K/A should be read in conjunction with MDI's SEC filings subsequent to the filing of the Original Filing.

Item 9.01                      Financial Statements and Exhibits.

Pursuant to the requirements of Item 9.01(a) (4) of Form 8-K, MDI hereby files this Amendment No.4 to its Current Report on Form 8-K initially filed with the Securities and Exchange Commission on October  23, 2007 with the revised financial information required by Item 9.01.

b.           Pro forma financial information.

The revised Proforma financial information prepared to give effect to the acquisition by the Company of FAS and STC, and as required by this Item 9.01(b), is incorporated by reference to Exhibit 99.1:

    Unaudited Condensed Combined Balance Sheet at September 30, 2007

    Unaudited Condensed Combined Statements of Operations for the year ended December 31, 2006

    Unaudited Condensed Combined Statements of Operations for the nine-months ended September 30, 2007

c.           Exhibits

Exhibit Number                                                                Description

99.1                                Pro forma financial information

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

April 24, 2008	MDI, Inc.

By: /s/ Richard A. Larsen
Richard A. Larsen
Senior Vice President, General Counsel and Secretary